EXHIBIT 99.1
News Release

FOR RELEASE
4:00 PM Eastern, Wednesday, August 3, 2005
Investor Contact:
Press Contact:	Robert Chamberlain
Dan Reidy	Chief Financial Officer
415-482-8650	425-451-8060
Onyx Software Announces Second Quarter Results
Onyx Customer Process Solutions Drive Increased License Revenue
BELLEVUE, WA. — Onyx® Software Corporation (NASDAQ: ONXS) today announced results for the second quarter of 2005.
Financial Summary
Revenue for the second quarter of 2005 was $15.5 million, compared to $14.8 million in the second quarter of 2004 and $14.1 million for the first quarter of 2005. License revenue in the second quarter of 2005 was $4.3 million, a 21 percent increase compared to $3.6 million in the second quarter of 2004. License revenue in the first quarter of 2005 was $3.9 million.
The second quarter of 2005 marked the company’s third consecutive quarter of year over year improvement in quarterly license revenue. License revenue for the first half of 2005 increased 14 percent compared to the first half of 2004.
Reported net income for the second quarter of 2005 was $0.9 million, or $0.06 per share, compared to a reported net income of $0.2 million, or $0.01 per share, in the second quarter of 2004. Operating costs were sequentially lower compared to the first quarter of 2005, primarily reflecting the seasonality of both audit expenses and expenses related to compliance with the Sarbanes-Oxley Act of 2002.
Non-GAAP operating income for the second quarter of 2005, which excludes the amortization of intangibles, stock-based compensation expense, and restructuring and related charges, was $1.1 million, compared to a non-GAAP operating income of $0.5 million for the second quarter of 2004. Onyx believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income to GAAP operating income is attached to the financial tables included below in this release. Use of non-GAAP results should not be considered a substitute for Onyx’s GAAP financial results.
On June 30, 2005, Onyx Software had unrestricted cash and cash equivalents of $19.7 million compared to $11.4 million on March 31, 2005. The increase reflects positive cash flow from operations as well as net proceeds of $7.9 million from the company’s sale of common stock to three independent members of Onyx’s Board of Directors and the company’s Chief Financial Officer announced on May 13, 2005.
Business Summary
“We are very pleased with our solid performance in the second quarter. We saw strong acceptance of Onyx’s new product offerings while achieving revenue growth and enhanced profitability,” said Janice P. Anderson, Onyx Chair and Chief Executive Officer.

“We feel that our 2005 results to date have shown steady progress towards our vision of complete alignment between Onyx and the needs of enterprise-class customers,” Anderson noted. “We believe that our growing network of partners, new global alliance program, positive reaction by industry analysts to our recently announced new corporate strategy and recently strengthened balance sheet position Onyx to see many more enterprise-level opportunities. In fact, during the second quarter we closed two separate deals worth approximately $1 million each. While we focus on scaling our enterprise-level business, our new vision and product offerings have also helped us re-engage our customer base,” Anderson said.
“We intend to build upon the momentum seen in the second quarter by accelerating our investment in new product development and campaigns to increase market reach and awareness in the second half of 2005,” Anderson said.
Thirty-three businesses and organizations contributed to Onyx Software’s second quarter license revenue. New customers accounted for the largest of Onyx’s second quarter deals and 77 percent of second quarter license revenue overall. A significant portion of second quarter license revenue was driven by products introduced in the last twelve months.
Onyx’s sales force sold approximately 63 percent of second quarter license revenue and the remainder was closed with partners. North America accounted for approximately two-thirds of total revenue and international accounted for the remainder.
Success in Targeted Markets Expands in the Second Quarter
Onyx customers that purchased license software from the Financial Services sector included AgVantis, Evergreen Investment Services, Glenmede Trust, Stewart Information Systems, and UnumProvident. Government sector license clients included Cambridgeshire County Council, Highlands and Islands Enterprise and The State of New York. Additional name-brand license customers included J. F. Shea, Mentor Graphics and Reed Construction Data.
Onyx Signs Significant Partnership Agreements
On July 5, 2005, Onyx announced an alliance agreement with ABeam Consulting Corporation, a leading global consulting firm headquartered in Japan. Under the terms of the alliance, ABeam will promote and provide consulting services for Onyx’s customer process solutions to the Japanese market in conjunction with ABeam’s leading IT consulting services and methodology. Prior to the agreement, Onyx and ABeam had teamed together on three significant customer implementations in Japan, including a successful call center implementation at a global financial services company.
Separately, Onyx announced on April 5, 2005, that it has signed a Reseller Agreement with CTC, one of the largest independent system integrators in Japan. Under the terms of the agreement, CTC will resell Onyx customer management solutions and will provide consulting and implementation services for Onyx customers in Japan.
On July 20, 2005, Onyx launched a new global alliance program to expand its market coverage, to deepen support for its partners and to utilize specialized partner capabilities for customers. Onyx is developing and expanding its partner community to align with the needs of enterprise-class customers and its corporate strategy.
Onyx Shifts Strategy, Broadens Value Proposition for Enterprise Clients
On April 26, 2005, Onyx announced a new strategy centered around helping companies better execute their customer-related processes. The new strategy is supported by two new solution portfolios: Onyx Process Management and Onyx Performance Management, both of which formally launched new applications in April. Onyx Process Management is a portfolio of solutions that includes applications for process design and business rules creation and enable organizations to streamline key business processes. This new set of solutions is designed to help companies automate, manage and evolve customer processes with efficiency and consistency. Onyx Performance Management includes the latest version of Onyx Analytics — a comprehensive business intelligence and reporting solution built on the Cognos ReportNet™ engine. It is designed to give organizations a clear picture of how their business is performing so they can quickly analyze results and adjust course to improve business results. Onyx Analytics includes a broad range of pre-packaged audience-specific reports for sales, marketing and service.
Industry Awards for Excellence announced in the Second Quarter
Onyx announced that Technology Marketing Corporation (TMC®)’s Customer Interaction Solutions® magazine (www.cismag.com) has named Onyx as a recipient of a CRM Excellence Award for 2005. Customer Interaction Solutions® has been the premier publication in the CRM, call center and teleservices industries since 1982. Onyx has won this award for its leadership in providing superior customer management solutions.
On June 29, 2005, Onyx announced it was honored with a CRMGuru Summit Award for CRM Solution Excellence. The company was one of seven CRM solution providers tapped for the prestigious CRMGuru Summit Awards, based on a year-long study of CRM solution providers.
Business Outlook
While a wide range of results are possible, Onyx expects total revenue to be higher in the second half of 2005 than in the first half. While typical seasonality is such that the third quarter revenue is often sequentially lower than that of the second quarter, Onyx expects total revenue for the third quarter of 2005 to be comparable to that of the second quarter of 2005. The company expects sequentially higher quarterly expenses in the third quarter, reflecting increased investments in marketing and solution development to further enhance its product offerings. Onyx expects its third quarter results to be modestly profitable on a GAAP basis.
Brent Frei Resigns from Onyx Board of Directors
Effective August 1, 2005, Brent Frei resigned from the Onyx Board of Directors, citing time commitments resulting from his current position as Executive Vice President at Intellectual Ventures, LLC. Mr. Frei co-founded Onyx in 1994 and served as a Director since the Company’s inception. ‘‘We appreciate everything that Brent has contributed to Onyx over the past 11 years,” said Janice P. Anderson, Onyx Chair and Chief Executive Officer. ‘‘He was instrumental in building Onyx and we wish him well in his new endeavor.”
Onyx Software Conference Call
Onyx will hold its quarterly conference call to discuss second quarter results on Wednesday, August 3, 2005, at 4:30 p.m. Eastern time. The live broadcast of Onyx’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.
When: Wednesday, August 3, 2005
Time: 4:30 pm (Eastern) / 1:30 pm (Pacific)
Dial-In: 866-761-0749
International Dial-In: 617-614-2707
Passcode: 62076737
Replay: (available from 6:30 pm, August 3, 2005 to 11:59 pm, August 10, 2005 Eastern time)
Replay dial-in: 617-801-6888
Passcode: 57646534
About Onyx Software
Onyx Software Corporation (Nasdaq: ONXS) is a worldwide leader in customer process software and solutions for the enterprise. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software — companies such as Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.
Forward-Looking Statement
This press release contains forward-looking statements, including statements about our ability to participate in more enterprise-level business opportunities, our intentions to increase investment in our product development and marketing efforts, the potential benefits of our products and services and our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to, our ability to engage large, enterprise-level prospects with our product and services offerings, our ability to close large opportunities currently in our sales pipeline, our ability to control expenses, our ability to retain customers on our maintenance and product support program, the expansion of our partner network and the ability of these partners to effectively sell our products and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended March 30, 2005. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.
FINANCIAL TABLES FOLLOW
###

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue
License	$4,325	$3,561	$8,186	$7,180
Service	11,165	11,232	21,361	21,857

Total revenue	15,490	14,793	29,547	29,037
Costs of revenue
Cost of license	353	266	790	459
Amortization of acquired technology	256	—	512	—
Cost of service	4,571	4,515	8,778	8,971

Total cost of revenue	5,180	4,781	10,080	9,430
Gross margin	10,310	10,012	19,467	19,607
Operating expenses
Sales and marketing	4,729	4,604	9,145	9,381
Research and development	2,476	2,704	4,953	5,318
General and administrative	2,266	2,227	5,043	4,151
Restructuring and other-related charges	—	—	—	484
Amortization of other acquisition-related intangibles	—	209	—	418

Total operating expenses	9,471	9,744	19,141	19,752

Operating income (loss)	839	268	326	(145)

Other income (expense), net	(25)	(121)	(227)	(314)
Change in fair value of outstanding warrants	—	90	(2)	212

Income (loss) before income taxes	814	237	97	(247)
Income tax provision (benefit)	(114)	93	(133)	149
Minority interest in consolidated subsidiary	(2)	(31)	(81)	24

Net income (loss)	$930	$175	$311	$(420)

Basic and diluted net income (loss) per share	$0.06	$0.01	$0.02	$(0.03)

Shares used in computation of diluted net income (loss) per share	16,604	14,615	15,655	14,224

Shares used in computation of basic net income (loss) per share	16,488	14,465	15,558	14,224

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
GAAP Operating income (loss)	$839	$268	$326	$(145)
Adjustments to reconcile operating income (loss) in the financial statements to non-GAAP operating income:
Restructuring and other-related charges
Facilities	—	—	—	155
Severance	—	—	—	329

Total restructuring and other-related charges	—	—	—	484
Amortization of acquired technology	256	—	512	—
Amortization of other acquisition-related Intangibles	—	209	—	418

Non-GAAP operating income	$1,095	$477	$838	$757

GAAP Net income (loss)	$930	$175	$311	$(420)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Restructuring and other-related charges
Facilities	—	—	—	155
Severance	—	—	—	329

Total restructuring and other-related charges	—	—	—	484
Amortization of acquired technology	256	—	512	—
Amortization of other acquisition-related Intangibles	—	209	—	418
Change in fair value of outstanding warrants	—	(90)	2	(212)
Deferred income tax associated with acquisitions	—	(71)	—	(142)

Non-GAAP net income	$1,186	$223	$825	$128

Non-GAAP basic and diluted net income per share	$0.07	$0.02	$0.05	$0.01

Shares used in computation of diluted net income per share	16,604	14,615	15,655	14,353

Shares used in computation of basic net income per share	16,488	14,465	15,558	14,224

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$19,676	$14,393
Accounts receivable, net	12,337	10,509
Prepaid expenses and other current assets	2,706	1,968
Current deferred tax asset	87	89

Total current assets	34,806	26,959

Property and equipment, net	3,164	3,711
Purchased technology, net	3,583	4,095
Goodwill, net	9,587	10,306
Deferred tax asset	34	35
Other assets	429	450

Total Assets	$51,603	$45,556

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,031	$1,205
Salary and benefits payable	2,115	1,937
Accrued liabilities	2,884	2,453
Income taxes payable	15	217
Current portion of restructuring-related liabilities	381	731
Current portion of term loan	167	167
Deferred revenue	16,327	17,050

Total current liabilities	22,920	23,760

Long-term accrued liabilities	374	464
Long-term deferred revenue	1,761	1,923
Long-term restructuring-related liabilities — warrants	—	52
Long-term purchased technology obligation	896	1,842
Long-term deferred rent	325	450
Term loan	153	222
Minority interest in joint venture	23	106

Shareholders’ Equity
Common stock	153,889	144,736
Accumulated deficit	(130,658)	(130,969)
Accumulated other comprehensive income	1,920	2,970

Total shareholders’ equity	25,151	16,737

Total Liabilities and Shareholders’ Equity	$51,603	$45,556